UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2021
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Named Executive Officer Compensatory Awards
As part of Post Holdings, Inc.’s (the “Company”) established cycle of evaluating and granting equity awards to its executive officers in conjunction with its fiscal year end financial reporting calendar, the Corporate Governance and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved the grant of certain stock-based awards on November 16, 2021.
The Committee approved the following restricted stock unit (“RSU”) awards to certain of the Company’s named executive officers, subject to the Board approving the Post Holdings, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”), which was approved by the Board on November 17, 2021:

Name	Position	RSUs
Robert V. Vitale	President and Chief Executive Officer	44,551
Jeff A. Zadoks	Executive Vice President and Chief Financial Officer	14,069
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary	13,365
Mark W. Westphal	President, Foodservice	12,193
These RSU awards will be settled in stock under the 2021 Plan, subject to shareholder approval of the 2021 Plan. If the Company’s shareholders do not approve the 2021 Plan by November 17, 2022, these awards will be settled in cash. The terms of the 2021 Plan are substantially similar to the terms of the Post Holdings, Inc. 2019 Long-Term Incentive Plan, which were disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2019. The 2021 Plan will be described in and submitted to a shareholder vote pursuant to the Company’s definitive proxy statement, which will be filed with the SEC within 120 days after September 30, 2021. Each of the RSU awards identified above vests in equal installments on the first, second and third anniversaries of the date of grant, subject to certain acceleration events as described in the award agreements.
In addition, the Committee approved awards of performance-based restricted stock units (“PRSUs”) to these named executive officers. The performance metric for these PRSUs is the Company’s total shareholder return (“TSR”) ranking compared to the TSR rankings of peer companies over a three-year period, with the following percentage vesting schedule:

Relative TSR Percentile Rank	Vesting Percentage (of Target)
≥85th	260%
75th	200%
50th	100%
25th	50%
<25th	0%
The following table sets forth the target number of PRSUs which were awarded to these named executive officers:

Name	Position	PRSUs
Robert V. Vitale	President and Chief Executive Officer	44,551
Jeff A. Zadoks	Executive Vice President and Chief Financial Officer	14,069
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary	13,365
Mark W. Westphal	President, Foodservice	12,193
These PRSUs will be settled in stock under the 2021 Plan or in cash, if the Company’s shareholders do not approve the 2021 Plan by November 17, 2022. Vesting of the PRSUs would accelerate in the event of certain terminations of employment, as described in the award agreements and per the terms of the amended and restated Post Holdings, Inc. Executive Severance Plan, the terms of which are described later in this report.
The above summary is qualified in all respects by the terms of the 2021 Plan and the applicable award agreements.

(e)    Approval of New Forms of Award Agreements
Effective November 16, 2021, the Committee approved the forms of award agreements used for the RSU and PRSU awards described above, the terms of which are described in connection with the RSU and PRSU awards above. Such descriptions of the terms of these awards above do not purport to be complete and are qualified in their entirety by reference to the full text of the award agreements.
(e)     Amended and Restated Post Holdings, Inc. Executive Severance Plan
On November 16, 2021, the Committee also approved the amendment and restatement, effective on such date, of the Post Holdings, Inc. Executive Severance Plan (as amended and restated, the “Executive Severance Plan”). The Executive Severance Plan has the same material terms as the prior plan, which were previously disclosed in the Company’s Form 8-K filed with the SEC on August 3, 2017, with the exception of the following amendment described herein. The Executive Severance Plan was amended to provide that in the event that a plan participant experiences a termination of employment that qualifies the participant for severance payments under the plan (a “qualifying termination”), and such participant has unvested PRSUs outstanding with a three-year performance period, at a minimum, a portion of the award would vest as follows:
•before the first anniversary of the date of grant, one-third of the target award will vest;
•after the first anniversary and on or before the second anniversary of the date of grant, two-thirds of the target award will vest; and
•after the second anniversary of the date of grant and before the original default vesting date of the award, the target award will fully vest.
This summary of the terms of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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